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                                  EXHIBIT 12.1

                   STATEMENT REGARDING COMPUTATION OF RATIOS


                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                              Three Months
                                                                                                             Ended March 31
                                                                                                       ---------------------------

                                     PREDECESSOR                                             SUCCESSOR
                              -----------------------------  ---------------------------------------------------------------------
                                                  Nine         Three
                                                 Months        Months                   Pro-forma                       Pro-forma
                                                 Ended         Ended                    as adjusted                    as adjusted
                                              September 30, December 31,                -----------                    -----------
                               1993     1994       1995         1995       1996   1997     1997       1997     1998        1998
                              ------  ------- ------------- ------------ ------- ------ -----------  ------  ------    -----------
                                                               (DOLLARS IN THOUSANDS)
EARNINGS BEFORE INCOME TAXES  28,804   31,356      16,963       1,778    (2,373)  9,623   21,370      1,559    5,055      10,591
FIXED CHARGES (EXCLUDING
  CAPITALIZED INTEREST)        1,773    2,597       3,707       5,926    27,502  22,621   31,460      5,672    5,422       7,836
                              ------  -------    --------    --------   -------  ------  -------    -------   ------     -------
                              30,577   33,953      20,670       7,704    25,129  32,244   52,830      7,231   10,477      18,427

DIVIDED BY:                    1,773    2,597       3,707       5,926    27,627  22,931   31,771      5,732    5,494       7,888
FIXED CHARGES                   17.2x    13.1x        5.6x        1.3x       .9x    1.4x     1.7x       1.3x     1.9x        2.3x
                              ======  =======    ========    ========   =======  ======  =======    =======   ======     =======